SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 22, 2008

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands

 (Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

During the period beginning July 21, 2008, and ending August 18, 2008, Elephant Talk Communications, Inc. (the “Company”) consummated closings (the “Closings”) of its private placement offering (the “Offering”) of Units comprised of shares of common stock (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”, together with the Shares, the “Securities”) to accredited investors (“Investors”). The Securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 2,847,018 Shares at a purchase price of $1.05 per Share and delivered Warrants to purchase an aggregate of 2,847,018 shares of the Company's common stock at an exercise price of $1.26 per share and Warrants to purchase an aggregate of 1,423,509 shares of the Company's common stock at an exercise price of $1.47 per share. The Company intends to use the net proceeds from the Offering primarily for working capital. Certain members of our board of directors are affiliates of one of the investors.

The Warrants entitle the holders to purchase shares of the Company's common stock reserved for issuance thereunder (the “Warrant Shares”) for a period of five years from the date of issuance. The Warrants contain certain anti-dilution rights on terms specified in the Warrants.

The investors of this Offering are not entitled to any registration rights with respect to the Securities.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only in the United States to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received net proceeds of $2,630,644.68 from the placement, after payment of commissions of approximately $358,724.27. The Company retained a placement agent in Europe for the Offering. Certain members of the board of directors are affiliated with the European placement agents. In addition, the placement agents are entitled to receive five-year warrants to acquire an aggregate of 284,702 shares of the Company’s common stock at an exercise price of $1.05 per share.

Item 7.01 Regulation FD Disclosure

On August 22, 2008, the Company issued a press release pertaining to the equity financing described in Items 1.01 and 3.02 hereof. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated August 22, 2008, relating to the Company’s raise of approximately $3,000,000 in equity financing.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

/s/ Willem Ackermans
Willem Ackermans
Chief Financial Officer

Dated: August 22, 2008